                                                                    EXHIBIT 10.7

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                       DEVELOPMENT AND SUPPLY AGREEMENT

     This Development and Supply Agreement (the "Agreement"), effective as of March 19, 1999 (the "Effective Date"), is made by and between LUMINEX CORPORATION, a Delaware corporation with principal offices at 12212 Technology Boulevard, Austin, Texas 78727 ("LUMINEX"), and BIO-RAD LABORATORIES, INC., a Delaware corporation with principal offices at 1000 Alfred Nobel Drive, Hercules, California 94547 ("BIO-RAD").

                                   BACKGROUND

     A. LUMINEX has developed Standard Beads (as defined below) for detection and quantification of analytes, either singly or in multiplexed (multiple analytes simultaneously) form and is developing a system for use with such Standard Beads.

     B. BIO-RAD is an international company which manufactures and sells a wide variety of research and clinical diagnostics products used in healthcare, scientific investigation and industry.

     C. The parties desire that BIO-RAD develop and distribute Kits incorporating Tests (as defined below) for use within certain fields, and that BIO-RAD distribute Luminex100 Systems (as defined below) as incorporated into BIO-RAD's instrumentation.

     NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  "Affiliate" means any entity which controls, is controlled by or is
           ---------
under common control with a party hereto. For such purposes, "control" shall mean ownership of more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

     1.2  "Beads" means Standard Beads and Magnetic Beads.
           -----
     1.3  "Bead Specifications" means the specifications for the Standard
           -------------------
Beads or Magnetic Beads as designated by LUMINEX from time to time in writing.

     1.4 "BIO-RAD Improvement Patents" means [**] during the term of this
          ---------------------------
Agreement in inventions comprising modifications, extensions or enhancements conceived or reduced to practice by BIO-RAD to the Standard Beads or Luminex100 Systems or portions thereof (including Included Software) or to the manufacture or use of the Standard Beads, Luminex100 Systems or portions thereof (including Included Software). "BIO-RAD Improvement Patents" specifically excludes patent claims conceived and reduced to practice by BIO-RAD consisting of methods of sample preparation, methods of conjugating Standard Beads to analytes, the composition of matter of the specific chemistries of the assays developed by BIO-RAD, methods of performing the assays (i.e., the protocol for the assay) and methods of introducing the patient sample into the BIO-RAD System.

     1.5  "BIO-RAD System" means the Luminex100 System as incorporated into
           --------------
BIO-RAD's instrumentation.

     1.6  "End User" shall mean a purchaser of Kits that obtains Kits for the
           --------
purpose of generating Test results on behalf of itself or third parties and not for the purpose of re-sale of the Kit.

-----------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

     1.7  "Fields" means the fields set forth in Exhibit A and any such other
           ------
fields as the parties include hereunder pursuant to Section 3.3. Fields One, Two and Three as set forth in Exhibit A shall be limited to use in the human clinical diagnostics industry.

     1.8  "Included Software" means [**]
           -----------------

     1.9  "Intellectual Property Rights" means (i) patent claims to the extent
           ----------------------------
such claims cover only an apparatus or composition of matter, and not a method or process; and (ii) copyrights.

     1.10 "Kit" means the combination of (i) Standard Beads or Magnetic Beads
           ---
conjugated to biological reactants, (ii) standards, and (iii) other ancillary materials supplied by BIO-RAD, e.g. buffers and other solutions, required for performance of Tests. In order to qualify as a "Kit," it must contain all of the foregoing components and not one or a subset of the foregoing components and must be made generally available to BIO-RAD's customers. Except as otherwise agreed by LUMINEX and BIO-RAD, "Kits" shall not be designed for use in a Multiplexed Bead Assay of more than one hundred (100) analytes.

     1.11 "Luminex100 System" means a laser based fluorescent analytical test
           -----------------
system consisting of LUMINEX's instrumentation marketed under the name Luminex100 and the Software with or without off-the-shelf computer components (selection of off-the-shelf computer components to be by LUMINEX), and any functional replacements and line extensions, of the Luminex100 System, including autosampler-based versions, in each case to the extent made generally available by LUMINEX to its customers.

     1.12 "Luminex100 System Specifications" means the specifications for the
           --------------------------------
Luminex100 System as designated by LUMINEX from time to time in writing.

     1.13 "Magnetic Beads" means magnetic microsphere beads supplied [**] and
           --------------
dyed and modified by LUMINEX for use with Luminex100 Systems.

     1.14 "Multiplexed Bead Assays" means a number of assays derived from the
           -----------------------
use of fluorescently-dyed microsphere beads with said assays determined simultaneously on a single sample.

     1.15 "Net Sales" means the total amounts invoiced by BIO-RAD to End Users,
           ---------
Subdistributors or other third parties with respect to the sale or other any other provision of Kits, less all (i) volume discounts, rebates, and returns;
(ii) customs duties, taxes (e.g., sales, excise, withholding, and value-added taxes) other than taxes based upon BIO-RAD's income; and (iii) freight, insurance and other shipment expenses.

     1.16 "Panel" means a specified series or group of Tests.
           -----

     1.17 "Registration Code" means a unique identifier code incorporated into
           -----------------
Standard Beads and Magnetic Beads, which code would enable the Software to identify BIO-RAD as the customer for whom the Standard Beads or Magnetic Beads were initially supplied, each analyte measured using the Standard Beads or Magnetic Beads in a particular Test, and other information.

---------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

     1.18  "Software" means the software programs in machine executable object
            --------
code format incorporated by LUMINEX into the Luminex100 System, and Updates thereto, in each case that are made available by LUMINEX generally to its customers as part of the Luminex100 System.

     1.19  "Specifications" means the Bead Specifications and Luminex100 System
            --------------
Specifications.

     1.20  "Standard Beads" means LUMINEX's standard fluorescently-dyed
            --------------
microsphere beads supplied by LUMINEX for use with Luminex100 Systems and made available generally by LUMINEX to its customers.

     1.21  "Test" means a single use of Standard Beads or Magnetic Beads in the
            ----
detection or quantification of an analyte within the Fields for an application within the Fields.

     1.22  "Updates" means error corrections and bug fixes to the Software that
            -------
LUMINEX makes generally available to its customers free of charge.

                                   ARTICLE 2

                                  DEVELOPMENT
                                  -----------
     2.1  Development.
          -----------

          (a) BIO-RAD shall be responsible, at its expense, for all Kit design and development hereunder.

          (b) BIO-RAD further shall be responsible, at its expense, for performing all activities required to secure and maintain all required regulatory approvals for use of Kits and the BIO-RAD System within the Fields. LUMINEX will cooperate with BIO-RAD, at BIO-RAD's expense, to the extent LUMINEX's participation is necessary for BIO-RAD to obtain regulatory approval for the Kits and BIO-RAD System for use within the Fields. LUMINEX will make available to BIO-RAD [**] such tangible written information in LUMINEX's possession and control as is necessary to obtain regulatory approval for the Kits, it being understood that LUMINEX shall not be required to perform any tests or studies required for regulatory approval.

          (c) LUMINEX may, at BIO-RAD's request and on the terms acceptable to both parties, conduct initial feasibility studies and/or contract manufacturing for BIO-RAD.

          (d) Subject to the terms and conditions of this Section 2.1(d), LUMINEX shall use reasonable efforts to treat the Magnetic Beads provided to LUMINEX by if feasible in LUMINEX's judgment, to permit use of such Magnetic Beads with the Luminex100 System ("Services"). Such Services shall be subject to LUMINEX's standard nonrecurring engineering fees then in effect; provided that BIO-RAD shall not be obligated to pay LUMINEX in excess of [**] Dollars ($[**]) in the aggregate for the Services, and LUMINEX shall not be obligated to provide services which at LUMINEX's standard rates exceed [**] Dollars ($[**]) with respect to such Services. It is understood and agreed that LUMINEX's treatment and BIO-RAD's sale of Magnetic Beads for use with the Luminex100 System will be subject to LUMINEX's production of a beadmap for the Magnetic Beads that is acceptable to LUMINEX as determined in accordance with criteria to be set forth in the Development Agreement (as defined below). BIO-RAD's rights hereunder with respect to Magnetic Beads shall be subject to agreement upon a tolling fee payable by BIO-RAD to LUMINEX with respect to each Magnetic Bead dyed for use with the Luminex100 System or BIO-RAD System. Such supply of Magnetic Beads by BIO-RAD, the tolling fees payable by BIO-RAD with respect to Magnetic Beads and any Services provided by LUMINEX with respect to Magnetic Beads is subject to agreement on the terms and conditions of a development, services and supply agreement to be negotiated in good faith by the parties ("Development Agreement"). Notwithstanding any provision of this Agreement to the contrary, including the provisions of Section 8.3, if the parties do not agree upon a tolling fee for Magnetic Beads

________________
[**] Indicates that materials has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

within [**] days of the Effective Date, all rights of BIO-RAD and all obligations of LUMINEX with respect to Magnetic Beads shall automatically terminate unless otherwise agreed in writing.

     2.2  Commercialization.  BIO-RAD shall (i) evaluate and determine in good
          -----------------
faith whether regulatory approval is required in each country in which it elects to market or distribute the Kits and/or BIO-RAD Systems for use within the Fields and shall obtain all regulatory approvals BIO-RAD so determines are required for such marketing and distribution; and (ii) have sold Kits for which a royalty is owed pursuant to Section 4.6(c) (including a Kit within Field Four) and have commenced marketing, distribution and commercial sale of BIO-RAD Systems, in each of (i) and (ii) within [**] months after the availability of the Luminex100 System. BIO-RAD shall have [**] days to file regulatory approvals which BIO-RAD determined in its good faith judgment were not required but with respect to which BIO-RAD was later notified by the applicable government agency were required. Failure by BIO-RAD to comply with (i) and (ii) with respect to Field Four shall give LUMINEX the right at its sole election to terminate [**] of Article 3.2 (b) by written notice to BIO-RAD, except to the extent caused solely by LUMINEX's failure to supply Standard Beads or Luminex100 Systems in accordance with the terms hereof or the Development Agreement.

     2.3  Other.  Without limiting the foregoing provisions of this Article 2,
          -----
BIO-RAD hereby agrees to keep LUMINEX reasonably informed as to the progress of the activities undertaken pursuant to this Article 2.

                                   ARTICLE 3
                                 DISTRIBUTION
                                 ------------

     3.1  Appointment; Covenant Not to Sue. Subject to the terms and conditions
          --------------------------------
of this Agreement, LUMINEX appoints BIO-RAD as a distributor of (i) LUMINEX100 Systems only as part of BIO-RAD Systems and replacement parts therefor and (ii) Kits designed solely for use in a Field. Subject to the terms and conditions of this Agreement, LUMINEX grants to BIO-RAD a personal, nontransferable immunity from suit under LUMINEX's Intellectual Property Rights, with respect to the re-sale of Luminex100 Systems as incorporated into BIO-RAD instrumentation and Kits; provided that Beads are sold only as part of Kits, and further provided that BIO-RAD Systems and Kits are designed and sold solely for use in the Fields and subject to the end user customer restrictions set forth in Section 3.6 below. BIO-RAD further agrees not to provide the BIO-RAD Systems to any third party if BIO-RAD U.S. Diagnostics Division management becomes aware that such third party has previously used or intends to use (i) the BIO-RAD System with beads other than the Standard Beads or Magnetic Beads authorized by LUMINEX or
(ii) the BIO-RAD System or Beads outside the Fields. BIO-RAD agrees not to provide the Luminex100 Systems or BIO-RAD Systems other than in the development of Kits to be distributed in accordance with this Agreement. LUMINEX agrees to grant to End User customers of BIO-RAD a license to use Standard Beads and Magnetic Beads in conjunction with their operation of BIO-RAD Systems pursuant to the End User Licenses set forth in Section 3.6 below. It is understood and agreed that except as expressly provided in this Section 3.1 above, no rights or licenses under LUMINEX's patent rights are granted hereunder nor shall any such rights or licenses be implied from the terms hereof. The parties further acknowledge and agree that the covenant not to sue set forth in this Section 3.1 above shall not imply that purchasers of the BIO-RAD System from BIO-RAD obtain any rights under LUMINEX's patent rights. Rather, LUMINEX will grant End Users the right under LUMINEX's patent rights to use the Luminex100 System with Kits pursuant to the End User Licenses described in Section 3.6 below only when such Kits are purchased by the End User.

     3.2  [**]


---------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

     3.3  Expansion of Fields.
          -------------------

          (a) From time to time during the term of this Agreement, if BIO-RAD requests that one or more of the Fields granted to BIO-RAD be expanded to include additional analytes, such analytes will be included as part of a Field presently covered by this Agreement to the extent set forth in Exhibit A, or as part of an additional field to be licensed or granted to BIO-RAD, in each case to the extent mutually agreed in writing by the parties. The [**] to BIO-
RAD for each additional analyte or field made generally available for [**] by LUMINEX on a nonexclusive basis to LUMINEX's customers shall not exceed one [**] Dollars ($[**]).

          (b)  Preferential Right.

               (i) Prior to granting to a third party exclusive rights to develop or distribute Kits for the detection or quantification of one or more analytes for use within a field within the human clinical diagnostics industry (such analytes and field of use are referred to collectively herein as the "Subject Field"), LUMINEX shall provide BIO-RAD with a right of first offer with respect to such Subject Field, as follows: prior to entering into an agreement granting a third party exclusive rights to develop and/or distribute Kits within a Subject Field, LUMINEX shall provide written notification to BIO-RAD, together with a summary of the Subject Field. Upon request by BIO-RAD within [**] days after receipt of such a notice, LUMINEX and BIO-RAD shall negotiate in good faith an agreement with respect to such Subject Field. If BIO-RAD is not interested in obtaining rights with respect to such Subject Field, BIO-RAD shall so notify LUMINEX as early as possible during the foregoing [**] day period. If
(i) BIO-RAD does not so request within such [**] day period to commence negotiations, or notifies LUMINEX that it is not interested in obtaining rights with respect to such Subject Field, or (ii) the parties do not enter into a definitive agreement with respect to such Subject Field within [**] days after BIO-RAD's receipt of LUMINEX's notice under this Section 3.3(b) (in each of (i) and (ii), the "Negotiation Period"), LUMINEX may proceed to grant rights or licenses to third parties with respect to all or any part of the Subject Field, with no further obligation under this Section 3.3. Notwithstanding the foregoing, BIO-RAD's rights and obligations under this Section 3.3 shall not apply to a Subject Field for which BIO-RAD does not Control sufficient rights to commercialize Kits within such Subject Field, where "Control" means ownership or a license under all applicable intellectual property rights to make, have made, use, import, sell, offer for sale, and otherwise distribute each Kit within the Subject Field on a worldwide basis. BIO-RAD's rights and obligations under this
Section 3.3(b) shall terminate [**] years after the Effective Date. For the avoidance of doubt, it is understood and agreed that LUMINEX shall have no obligation to disclose to BIO-RAD any information concerning the terms of LUMINEX's offers to third parties with respect to Subject Fields. It is further understood and agreed that nothing in this Section 3.3(b) shall restrict LUMINEX from granting nonexclusive rights to third parties with respect to any analyte or field of use without any obligation under this Section 3.3(b).

-------------------

[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed seperately with the Commission pursuant to Rule 406.

                    (ii) If BIO-RAD disputes LUMINEX'S right to proceed to grant rights or licenses to third parties with respect to any Subject Field, BIO-RAD shall request that such dispute be resolved in accordance with Section
12.5 below. If such dispute is not so resolved and BIO-RAD wishes to pursue such dispute, then prior to ten (10) days after the expiration of the Negotiation Period described above regarding such Subject Field, or within ten (10) days after LUMINEX notifies BIO-RAD that LUMINEX believes Section 3.3(b) does not apply to a Subject Field (as the case may be), BIO-RAD shall submit to LUMINEX a written notification requesting arbitration pursuant to Section 12.5 below and including a written report setting forth (without limitation), the specific basis for the dispute, and the specific actions BIO-RAD believes LUMINEX must take to resolve the dispute ("Arbitration Notice"). If such Arbitration Notice is not received within ten (10) days after the expiration of the Negotiation Period or such ten (10) day period after notice of LUMINEX's belief that this
Section 3.3(b) does not apply (respectively), then notwithstanding Section 12.5 below, BIO-RAD shall have no further right to dispute LUMINEX'S right to grant any right or license, or otherwise claim rights pursuant to this Section 3.3(b) in or to the Subject Field. It is further understood that, notwithstanding the provisions of Section 12.5, the parties and the arbitrators shall complete the arbitration within sixty (60) days after the appointment of the arbitrators under Section 12.5. So long as LUMINEX provides to BIO-RAD the notice required by Section 3.3(b) above, this Section 3.3(b)(ii) is BIO-RAD's sole remedy for any failure by LUMINEX to comply with this Section 3.3(b) with respect to a Subject Field.

                    (iii) It is understood and agreed that a transfer of all or substantially all of the business or assets of LUMINEX pertaining to the subject matter of this Agreement to a third party, whether by merger, acquisition or otherwise, shall not be deemed a grant to a third party of a right or license with respect to a Subject Field nor give rise to any right or obligation under
Section 3.3(b) above.

     3.4  Reservation of Rights. The use by BIO-RAD of any of LUMINEX's
          ---------------------
Intellectual Property Rights is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason such authorization will cease. Nothing in this Agreement (other than Section 3.2 and 3.3(b)) shall be deemed to restrict LUMINEX's right to exploit the Standard Beads, Magnetic Beads or Luminex100 Systems. Neither BIO-RAD nor its customers shall receive any license or rights under LUMINEX's Intellectual Property Rights by virtue of their purchase of BIO-RAD Systems other than as expressly set forth herein. Unless otherwise required by applicable law, BIO-RAD shall not remove, alter, cover or obfuscate any patent markings, copyright notices or other proprietary rights notices placed on or embedded in the Standard Beads, Magnetic Beads, Software or Luminex100 Systems. BIO-RAD shall mark all Kits and BIO-RAD Systems sold or otherwise distributed under this Agreement in accordance with the applicable statutes and regulations relating to patent marking of the United States and all other countries in which the Kits or BIO-RAD Systems are made or sold. LUMINEX will provide copies in writing of the patents to be covered by such notice and hereby warrants the accuracy of and right to use such notices.

     3.5  No Right to Manufacture or Modify.  Software is licensed, and Beads
          ---------------------------------
and non-Software portions of the Luminex100 System are sold subject in every case to the condition that such transfer does not convey any license, expressly or by implication, to manufacture, reconstruct, modify, duplicate or otherwise copy or reproduce any of the Beads, Software or the Luminex100 Systems. BIO-RAD shall not alter, modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble, or attempt to derive computer source code from any Luminex100 System or Software. BIO-RAD will notify LUMINEX immediately upon BIO-RAD U.S. Diagnostics Division management becoming aware that BIO-RAD or any third party has engaged in any of the foregoing activities and shall cease selling BIO-RAD Systems or Beads to any such person or entity. BIO-RAD further agrees that the Standard Beads or Magnetic Beads and Luminex100 System comprise a single system, and the Luminex100 System may not be used by BIO-RAD with beads other than the Standard Beads or Magnetic Beads authorized by LUMINEX.

     3.6  End User License.  BIO-RAD shall include a copy of the End User Kit
          ----------------
and Software license agreements attached hereto as Exhibit B (the "End User Licenses") with each Kit or BIO-RAD System, respectively, shipped to a customer by or for BIO-RAD. BIO-RAD shall further include the labels set forth in Exhibit B on every BIO-RAD System and Kit.

     3.7  Subdistributors.  Subject to all the terms and conditions herein,
          ---------------
BIO-RAD may appoint third parties within BIO-RAD's normal chain of distribution to sell Kits in accordance with the provisions of this Article 3 and may appoint subdistributors within its normal chain of distribution to distribute BIO-RAD Systems (such subdistributors are referred to collectively herein as "Subdistributors"); provided that (i) BIO-RAD shall terminate any such Subdistributor that does not follow the provisions of Article 1 (to the extent referenced in the following Sections), 3, and 7 and Sections 4.5, 4.13, 5.3, 8.1, 8.4, 8.5, 12.1, 12.3, 12.9, and 12.15 of this Agreement, and (ii) BIO-RAD shall diligently enforce all such Subdistributor agreements. For the avoidance of doubt, in no event shall BIO-RAD provide Standard Beads or Magnetic Beads to third parties except as incorporated into Kits or as replacement components of Kits. Except as expressly provided in this Section 3.7, BIO-RAD shall have no right to sublicense its rights or appoint Subdistributors hereunder.

     3.8  To LUMINEX.  BIO-RAD hereby grants to LUMINEX a nonexclusive,
          ----------
worldwide, unrestricted license, with the right to grant and authorize sublicenses, under BIO-RAD Improvement Patents solely for use with Luminex100 Systems and Beads [**]. Such license shall be deemed royalty-free and fully-paid up.

                                   ARTICLE 4
                         SUPPLY, PRICING AND ROYALTIES
                         -----------------------------

     4.1  Supply and Use of Standard Beads and Luminex100 Systems.  Subject to
          -------------------------------------------------------
the terms and conditions of this Agreement, BIO-RAD agrees to acquire from LUMINEX, and LUMINEX agrees to use reasonable, diligent efforts to supply to BIO-RAD, BIO-RAD's commercial requirements of Standard Beads and Luminex100 Systems. To ensure the quality and authenticity of the microsphere beads used with the Luminex100 System, BIO-RAD shall exclusively obtain from LUMINEX fluorescently-dyed microsphere beads for use with the Luminex100 System, or with respect to microsphere beads with magnetic properties, have such magnetic beads dyed and processed by LUMINEX for use with the Luminex100 System.

     4.2  Forecasts.  Within ten (10) days prior to each calendar quarter,
          ---------
BIO-RAD and LUMINEX shall agree in writing upon a rolling six month forecast of delivery requirements of Standard Beads and Luminex100 Systems in each respective month ("Forecast"). Within ten days following the Effective Date, the parties shall agree in writing upon the Forecast for the six month period commencing on March 1, 1999. The first ninety (90) days of the Forecast shall be binding upon each of the parties hereto. Except as set forth in this Section 4.2 above, The Forecasts shall constitute BIO-RAD's good faith estimates of BIO-RAD's requirements, and otherwise shall be nonbinding upon either party.

     4.3  Orders.  LUMINEX shall accept purchase orders from BIO-RAD for
          ------
Standard Beads and Luminex100 Systems to the extent the volume of Luminex100 Systems is within one hundred thirty percent (130%) of the Forecasts submitted by BIO-RAD in the calendar month preceding the submission of the purchase order, and to the extent the volume of Standard Beads is within one hundred fifty percent (150%) of the Forecasts submitted by BIO-RAD in the calendar month preceding the submission of the purchase order, in all events subject to the other terms and conditions of this Agreement. BIO-RAD's orders shall be made pursuant to written firm purchase orders, and shall provide for shipment in accordance with LUMINEX's standard lead times then in effect which as of the Effective Date are ninety (90) days. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

     4.4  Delivery.  With respect to exact shipping dates, LUMINEX shall use its
          --------
reasonable efforts to ship quantities of Standard Beads and Luminex100 Systems in accordance with purchase orders submitted and accepted in accordance with
Section 4.3 above. All Beads and Luminex100 Systems supplied pursuant to the terms of this Agreement shall be suitably packed for shipment by LUMINEX and marked for shipment to the BIO-RAD facility indicated in BIO-RAD's purchase order. All Beads and Luminex100 Systems will be shipped F.O.B. (U.C.C.) the

--------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed seperately with the Commission pursuant to Rule 406.

shipping point designated by LUMINEX. The carrier shall be selected by agreement between LUMINEX and BIO-RAD, provided that in the event no such agreement is reached, LUMINEX shall select the carrier. All shipping and insurance costs, as well as any special packaging expenses, shall be paid by BIO-RAD.

     4.5  Acceptance.  All shipments and all shipping and other charges shall be
          ----------
deemed correct unless LUMINEX receives from BIO-RAD, no later than thirty (30) days after BIO-RAD's receipt of a given shipment, a written notice specifying the shipment, the purchase order number, and the nature of the discrepancy between the order and the shipment or the nature of the discrepancy in the shipping or other charges, as applicable. LUMINEX agrees to replace, at no additional expense to BIO-RAD, any Standard Beads or Luminex100 Systems which fail to conform to the Bead Specifications or Luminex100 System Specifications, respectively, with Standard Beads or Luminex100 Systems which conform to the Bead Specifications or Luminex100 System Specifications, respectively. LUMINEX may analyze any Standard Beads or Luminex100 Systems rejected by BIO-RAD for nonconformity and if it is objectively established that the Standard Beads or Luminex100 Systems were conforming, then BIO-RAD shall be responsible for payment for such Standard Beads or Luminex100 Systems. BIO-RAD shall, at LUMINEX's option, return to LUMINEX or destroy, and provide written certification of destruction, all Standard Beads which do not conform to the Bead Specifications, and BIO-RAD shall return to LUMINEX all Luminex100 Systems which do not conform to the Luminex100 System Specifications. All returns shall be in accordance with LUMINEX's written instructions and shall be at LUMINEX's expense if the Luminex100 System and/or Standard Beads are confirmed by LUMINEX as defective in Luminex's reasonable judgment.

     4.6  Pricing and Royalties.
          ---------------------

          (a)  Standard Bead Pricing. BIO-RAD shall pay to LUMINEX [**]
               ---------------------
[$**] for every [**] units of Standard Beads purchased, where a "unit" of Standard Beads is equal to one microsphere bead ("Unit Transfer Fee"). This Unit Transfer Fee will be effective during the first [**] years of this Agreement, after which time LUMINEX may, at its option, increase the Unit Transfer Fee effective on [**] days written notice to BIO-RAD. Such increases may occur no more frequently than once per year. Each annual increase during the first [**] years after commercial availability of the first Kit shall not exceed [**] percent ([**]%) of the Unit Transfer Fee previously in effect and thereafter shall not exceed the [**]. Any increase in the Unit Transfer Fee shall be effective for all Standard Beads ordered after such notice. Without limiting the foregoing, the parties agree to negotiate an equitable adjustment to the fees for Standard Beads in the event of an increase in LUMINEX's cost of Standard Beads or components thereof purchased from a third party supplier.


          (b)  Magnetic Bead Tolling Fee.  BIO-RAD shall pay to LUMINEX a
               -------------------------
tolling fee with respect to each dyed Magnetic Bead. The amount of the tolling fee shall be set forth in the Development Agreement (as defined in Section 2.1(d) above).


          (c)  Kit Royalties. BIO-RAD shall pay to LUMINEX [**] percent ([**]%)
               -------------
of Net Sales for Kits sold by BIO-RAD. With respect to BIO-RAD Systems that are sold on a reagent rental basis, "Net Sales" shall exclude the purchase price of the instrumentation, fees received for servicing the instrumentation and the cost of financing the instrumentation, provided that the cost of financing the instrumentation shall not exceed [**] percent ([**]%) of the purchase price of the instrumentation ("Kit Royalty"). Notwithstanding the foregoing, if at the time of the sale of the Kit by BIO-RAD to a third party, LUMINEX charges a third party distributor of Kits a royalty for Kits sold of less than [**] percent ([**]%) of Net Sales and also charges such third party distributor a transfer price for the Standard Beads that equals or exceeds the Unit Transfer Fee set forth in Section 4.6(a) above under an agreement for distribution of in vitro
                                                                     --------
diagnostic Kits, LUMINEX will offer such lower Kit Royalty to BIO-RAD.

          (d)  Combination Sales.  In the event that a Kit is sold by BIO-RAD in
               -----------------
combination with another test not for the Luminex100 System and is priced as a single combined unit, the portion of Net Sales attributable


---------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

to the Kit shall be calculated by multiplying the total net sales for the combination by the fraction A/B, where "A" is BIO-RAD list price for the Kit and "B" is the sum of BIO-RAD list price for the Kit and BIO-RAD list prices of the other products sold in combination with the Kit. If BIO-RAD does not have a separate list price for the Kit or such other products, BIO-RAD and LUMINEX agree to negotiate in good faith a reasonable allocation.


     (e)  Advance Against Royalties.  Upon the Effective Date, BIO-RAD shall
          -------------------------
pay to LUMINEX [**] Dollars ($[**]) for each of Field One, Field Two, Field Three and Field Four (i.e., a total of [**] Dollars ($[**])) as an advance against Kit Royalties ("Advance"), which Advance shall be fully creditable against Kit Royalties earned during the first [**] years of this Agreement. The parties will discuss and agree upon any Advance owed by BIO-RAD for fields in addition to the Fields prior to adding the additional field. To the extent BIO-RAD does not generate Kit Royalties equal to or in excess of the Advance during such [**] year period, the remainder of the Advance not credited against Kit Royalties shall be deemed nonrefundable.

     (f)  Luminex100 System Pricing.  BIO-RAD shall pay LUMINEX (i) the amounts
          -------------------------
set forth in Exhibit E hereto for each Luminex100 System (excluding off-the-shelf computer components) and (ii) LUMINEX's cost plus [**] percent ([**]%) for off-the-shelf computer components if purchased from LUMINEX (collectively, the "Luminex100 Purchase Price"). [**]. The parties understand that BIO-RAD is not required to purchase off-the-shelf computer components from LUMINEX, and may source the same directly from the manufacturer, provided that the Luminex100 System is intended for use only on those brands and configurations of computers supported by LUMINEX, the complete list of which, together with all updates, LUMINEX shall provide to BIO-RAD. Use with any off-the-shelf computer components other than those set forth on said list shall result in the voiding of all warranties provided by LUMINEX to BIO-RAD hereunder except for any warranty given by LUMINEX hereunder regarding intellectual property; provided, however, that if the unlisted off-the-shelf computer components give rise to a claim of infringement of a third party intellectual property right which infringement would not have arisen had a listed off-the-shelf computer component been used, such infringement shall be excluded from any intellectual property warranty or indemnity provided hereunder.

     4.7  Conflicts of Interest.  It is understood and agreed that BIO-RAD may
          ---------------------
sell the Kits or sell BIO-RAD Systems to End Users or Subdistributors who purchase other products and services of BIO-RAD, and as a result, a conflict of interest may arise. BIO-RAD agrees that BIO-RAD shall not put into place a specific marketing, promotional or pricing plan which shall discount kits in order to achieve higher sales of, or a higher sales price for, another product or service of BIO-RAD. BIO-RAD further agrees that BIO-RAD will not bundle the Kits or the Luminex100 Systems in a manner that would disadvantage the Kits or the Luminex100 Systems in comparison with such other products or services marketed by BIO-RAD.

     4.8  Invoicing.  LUMINEX shall submit an invoice to BIO-RAD upon shipment
          ---------
of Standard Beads or Luminex100 Systems ordered by BIO-RAD hereunder. All invoices shall be sent to the following address: Bio-Rad Laboratories, Inc., Accounts Payable, 4000 Alfred Nobel Drive, Hercules, California 94547, or such other address as specified in the purchase order therefor, and each such invoice shall state the fees due for Standard Beads or Luminex100 Systems in a given shipment, plus any insurance, taxes incident to the purchase or shipment initially paid by LUMINEX but to be borne by BIO-RAD hereunder.

     4.9  Reporting and Payment.  Payment of the Unit Transfer Fee and the
          ---------------------
Luminex100 Purchase Price shall be made within thirty (30) days of BIO-RAD's receipt of an invoice therefor. Payment of Kit Royalties shall be made within the first ten days of each calendar month for Net Sales in the calendar month two months prior to the calendar month in which payment is made (e.g., the Kit Royalties payable within the first ten days of June will be based on Net Sales in April). Kit Royalties shall be accompanied by a written report stating the Net Sales generated

--------------
[**]   Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

in the calendar month to which the payment pertains and the total Kit Royalties due. All payments hereunder shall be made in U.S. dollars, by direct bank transfer to an account designated in LUMINEX's invoice. Any late payments shall bear interest at the rate of one and one-half percent (1 1/2 %) per month or the highest rate under applicable law, which ever is less, based on the number of days overdue.

     4.10 Taxes.
          -----

          (a) Any and all amounts payable hereunder do not include any government taxes (including without limitation sales, use, excise, and value added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the Standard Beads or the Luminex100 System (other than taxes on the net income of LUMINEX), and BIO-RAD shall bear all such taxes and duties. When LUMINEX has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to BIO-RAD's invoice and paid by BIO-RAD, unless BIO-RAD provides LUMINEX with a valid tax exemption certificate authorized by the appropriate taxing authority.

          (b) All payments by BIO-RAD specified hereunder are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to LUMINEX shall be the sole responsibility of BIO-RAD. BIO-RAD shall provide LUMINEX with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by LUMINEX to establish that such taxes have been paid. If LUMINEX uses a foreign tax credit received by LUMINEX as a result of the payment of withholding taxes by BIO-RAD and thereby reduces the amount of U.S. income tax that LUMINEX otherwise would have paid, LUMINEX shall refund to BIO-RAD the amount of such reduction with respect to such foreign tax credit. LUMINEX will use commercially reasonable efforts to obtain foreign tax credits to which LUMINEX is entitled.

     4.11 Improvements to Standard Beads or Luminex100 System.  If during the
          ---------------------------------------------------
term of this Agreement LUMINEX enters into a royalty-bearing license or agreement or a license or agreement requiring payment of license fees or other payments for the license or other acquisition of rights to new technologies applicable to the manufacture, sale or use of the Standard Beads or Luminex100 System, and after consultation with BIO-RAD, BIO-RAD does not agree to pay any such amounts applicable to the manufacture, sale or use of the Standard Beads or Luminex100 System, within thirty (30) days after a written request by LUMINEX, LUMINEX at its option may exclude from this Agreement the subject matter covered by such license or agreement, and in such event the same shall not be within the Standard Beads or Luminex100 System for any purposes of this Agreement. The provisions of this Section 4.11 shall not limit the obligations of the parties under Article 11.

          (a) At the Effective Date, to the knowledge of LUMINEX's senior management, LUMINEX is not engaged in negotiations to obtain rights to royalty-bearing technologies to which this Section 4.11 pertains.

          (b) LUMINEX represents and warrants to BIO-RAD that it has not, up through and including the date of this Agreement, received from any third party any information about or notice of any claim or infringement with respect to or affecting the validity or enforceability of any of the patents, copyrights, trademarks or know-how relating to the Standard Beads or the Luminex100 System or any portions thereof.

     4.12 Currency Conversion.  If any currency conversion shall be required in
          -------------------
connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported by the Wall Street Journal (New York Edition) for the last business day of the calendar period to which such payment pertains.

     4.13 BIO-RAD Records; Inspection.  BIO-RAD shall keep complete, true and
          ---------------------------
accurate books of accounts and records for the purpose of determining the amounts payable under this Article 4 or verifying compliance with Section 8.1. Such books and records shall be kept for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3)-year period by an independent auditor chosen by LUMINEX at BIO-RAD's site for the purpose of verifying the amounts payable by BIO-RAD under this Article 4 or compliance with Section 8.1. Such on-site inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. LUMINEX's auditor will only be required to reveal whether correct payment was made and if not, the amount of the underpayment or overpayment. The auditor will be subject to reasonable confidentialty restrictions with respect to information learned in the course of performing the audit. Inspections conducted under this Section 4.13 shall be at the expense of LUMINEX, unless a variation or error producing an underpayment in amounts payable exceeding five percent (5%) of the amount paid for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by BIO-RAD, together with interest as specified in Section 4.9 above. The parties will endeavor to minimize disruption of BIO-RAD's normal business activities to the extent reasonably practicable.

     4.14 LUMINEX Records; Inspection. LUMINEX shall keep complete, true and
          ---------------------------
accurate books of accounts and records for the purpose of verifying its compliance with the pricing provisions of Section 4.6(b) and 4.6(e). Such books and records shall be kept for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3)-year period by an independent auditor chosen by BIO-RAD, at LUMINEX's site for the sole purpose of verifying LUMINEX's compliance with the pricing provisions of Section 4.6(c) and 4.6(e). Such on-site inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. BIO-RAD's auditor will only be required to reveal whether correct invoicing was made and if not, the amount of the overpayment. The auditor will be subject to reasonable confidentialty restrictions with respect to information learned in the course of performing the audit. Inspections conducted under this Section 4.14 shall be at the expense of BIO-RAD unless a variation or error producing an overpayment in amounts payable exceeding five percent (5%) of the amount paid for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by LUMINEX, together with interest at the rate specified in
Section 4.9 above. The parties will endeavor to minimize disruption of LUMINEX's normal business activities to the extent reasonably practicable.

     4.15 Late Delivery Charges.  If LUMINEX fails to deliver Standard Beads in
          ---------------------
accordance with the requirements of Section 4.3 and 4.4, LUMINEX shall deduct from invoices submitted to BIO-RAD the following percentage of the sales price of the Standard Beads:

     Days of LUMINEX Delay    Percentage of Invoiced Sales Price of Standard
     ---------------------    ----------------------------------------------
                              Beads
                              -----

     [**]                     [**]%

     [**]                     [**]%

     [**]                     [**]%

     [**]                     [**]%


If LUMINEX fails to deliver Luminex100 Systems in accordance with the requirements of Section 4.3 and 4.4, LUMINEX shall deduct from invoices submitted to BIO-RAD the following percentage of the sales price of the Luminex100 System (excluding off-the-shelf computer components):

------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

     Days of LUMINEX Delay    Percentage of Invoiced Sales Price of Luminex100 System
     --------------------     -------------------------------------------------------
     [**]                     [**]%

     [**]                     [**]%

     [**]                     [**]%

     [**]                     [**]%


     4.16  Manufacturing Capacity.
           ----------------------

           (a)  Back-Up Manufacturing Right. A "Supply Failure" shall mean a
                ---------------------------
failure, in any [**] calendar quarters within any [**] month period, in each case beginning at least [**] months after BIO-RAD's first commercial sale of a BIO-RAD System, to supply BIO-RAD with at least seventy-five percent (75%) of the aggregate quantity of Standard Beads or Luminex100 Systems, as applicable, ordered pursuant to Section 4.3 by BIO-RAD for such two calendar quarters. In the event of a Supply Failure, BIO-RAD shall have a back-up supply right as set forth below (the "Back-Up Right") subject to the additional terms and conditions set forth below or in the Escrow Agreement (as identified below).

           (b) Escrow. The parties will enter into an escrow agreement (the
               ------
"Escrow Agreement") within thirty (30) days of the execution of this Agreement. LUMINEX agrees to deposit, subject to Section 4.16(c) below, in the technology escrow account with a third party escrow agent all technical information, know-how, supplier lists, bill of materials and related information covering Standard Beads and Luminex100 Systems that is owned or controlled by LUMINEX and is necessary for the manufacture of Standard Beads and Luminex100 Systems but in all events excluding Software source code (the "Escrowed Materials"). For purposes of this Section 4.13(b), "control" means the ability to grant the rights set forth in Section 4.13(c) without payment of royalties or other consideration to third parties or any other restrictions from third parties that would interfere with BIO-RAD's rights to use the Escrowed Materials. The Escrowed Materials are to be released to BIO-RAD in the event of a Supply Failure, all as to be specified in more detail in the Escrow Agreement.

          (c)  Rights. Upon the occurrence of a Supply Failure with respect to
               ------
Standard Beads or Luminex100 Systems, the immunity from suit granted under
Section 3.1 shall include the right to manufacture Standard Beads or Luminex100 Systems, respectively, and, at BIO-RAD's option, BIO-RAD may manufacture or have manufactured, BIO-RAD's requirements for Standard Beads or Luminex100 Systems, respectively, at royalty rates to be negotiated in good faith by the parties. If the parties have failed to agree upon the royalty rates for Standard Beads and/or Luminex100 Systems within two calendar months of BIO-RAD's exercise of its option to manufacture or have manufactured the Standard Beads and/or Luminex100 Systems, the parties shall submit the matter of determining a commercially reasonable royalty with respect to the manufacture and sale of Standard Beads and/or Luminex100 Systems to arbitration pursuant to Section
12.5. The arbitrator shall be instructed to take into consideration BIO-RAD's Cost of Goods with respect to the manufacture of the Standard Beads and/or Luminex100 Systems, where "Cost of Goods" means cost of direct labor, direct materials and manufacturing overhead incurred in the manufacturing of Standard Beads and/or Luminex100 Systems as calculated in accordance with U.S. GAAP and consistent with the methods used by BIO-RAD to calculate direct and indirect costs for its other product lines, excluding sales, general and administrative costs (SG&A). In the event that BIO-RAD elects to exercise this option with respect to Standard Beads or Luminex100 Systems, LUMINEX shall have no further obligation to supply Standard Beads or Luminex100 Systems, as applicable, to BIO-RAD and LUMINEX's obligations under Article 7 shall cease. In the event that LUMINEX cures its Supply Failure, LUMINEX may terminate the rights provided to BIO-RAD under this Section 4.16 upon one hundred twenty (120) days written notice to BIO-RAD.

------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

     4.17 THE PROVISIONS OF SECTION 4.15 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY LUMINEX TO SUPPLY BEADS OR LUMINEX100 SYSTEMS.

                                   ARTICLE 5
                                   ---------
                            REGISTRATION CODE FEE,
                            ----------------------
                  EXCLUSIVITY OF EFFORTS AND OTHER PROVISIONS
                  -------------------------------------------

     5.1  Registration Code Fee. LUMINEX will designate one (1) Registration
          ---------------------
Code for each Test with respect to which a Kit may be used, and BIO-RAD agrees that Standard Beads supplied to BIO-RAD hereunder will include Standard Beads containing such Registration Codes. BIO-RAD shall pay to LUMINEX Three Hundred Fifty Dollars ($350) per analyte in a given Test which the Registration Code is designed to detect; provided that the fee for any given Panel shall not exceed Five Thousand Dollars ($5,000). With respect to Registration Codes designated as of the Effective Date, such amounts shall be due and payable on the Effective Date; with respect to Registration Codes later designated such amounts shall be due at the time of designation by LUMINEX.

     5.2  Exclusivity of Efforts. To avoid conflicts of interest, BIO-RAD and
          ----------------------
its Affiliates will not manufacture, market, sell or otherwise distribute any materials, technologies or products, other than Luminex100 System and Kits, specifically designed for performing Multiplexed Bead Assays using flow cytometry based detection of particles for use in the human clinical diagnostics industry within the Field. In addition, BIO-RAD agrees that except for performing its development obligations as agreed pursuant to Section 2.1, BIO-RAD's clinical diagnostics division or group will not directly or indirectly develop any materials, technologies or products specifically designed for performing Multiplexed Bead Assays within the Fields using flow cytometry based detection of particles. BIO-RAD further agrees that it will not provide research and development funding to or license any third party to develop, manufacture, market, sell or otherwise distribute any materials, technologies or products specifically designed for performing Multiplexed Bead Assays within the Fields using flow cytometry based detection of particles. It is understood that the foregoing sentence shall not apply to passive investments by BIO-RAD in equity of third parties for use in the human clinical diagnostics industry.

     5.3  Compliance with Laws. Each party shall be responsible for complying in
          --------------------
all material respects with all directives, laws, rules and regulations relating to the performance of such party's obligations and exercise of such party's rights hereunder, including without limitation regulatory reporting regulations. BIO-RAD further shall be responsible for all activities relating to recalls.

     5.4  Luminex100 Systems. In addition to the terms and conditions of this
          ------------------
Agreement, sale of the Luminex100 System shall be subject to LUMINEX's standard terms and conditions for labelling and patent marking.

                                   ARTICLE 6
                       MAINTENANCE, SUPPORT AND TRAINING
                       ---------------------------------

     6.1  Maintenance and Support. BIO-RAD will provide front-line maintenance
          -----------------------
and support for each Luminex100 System purchased by BIO-RAD. The scope of maintenance and support services provided by LUMINEX will be limited to the provision of Updates and LUMINEX's standard telephone hotline support to the extent that LUMINEX makes such telephone support available generally to its customers free of charge. LUMINEX shall not be responsible for problems arising in whole or in part from portions of the BIO-RAD System other than the Luminex100 System as delivered by LUMINEX, as determined by LUMINEX in LUMINEX's sole reasonable discretion.

     6.2  Training. At BIO-RAD's request, LUMINEX will provide three (3) days a
          --------
year of training for BIO-RAD field technicians at LUMINEX's facility. BIO-RAD will be responsible for all travel, food and lodging expenses incurred by BIO-RAD in connection with such training.

                                   ARTICLE 7
                               LIMITED WARRANTY
                               ----------------

     LUMINEX makes the warranties set forth in Exhibit C to BIO-RAD. BIO-RAD agrees not to represent the Standard Beads or Luminex100 System in a manner that is inconsistent with the Specifications or otherwise misrepresent the Standard Beads or Luminex100 System. EXCEPT AS EXPRESSLY PROVIDED IN EXHIBIT C, LUMINEX MAKES NO WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND LUMINEX SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 8
                             TERM AND TERMINATION
                             --------------------

     8.1  Term. The term of this Agreement shall commence on the Effective Date
          ----
and continue in full force and effect for a period of [**] years after the [**] by BIO-RAD ("Initial Term"), unless earlier terminated in accordance with this Agreement. This Agreement shall be automatically extended for additional [**] year terms for up to [**] renewal terms; provided, however, that in the event BIO-RAD does not demonstrate a significant investment in the research and development of the BIO-RAD System in excess of [**] Dollars ($[**]) by the expiration of the Initial Term, LUMINEX may terminate this Agreement by a written notice of termination to BIO-RAD at least ninety (90) days prior to the expiration of the Initial Term; and further provided that the automatic renewal of the term of this Agreement for each of the foregoing two year renewal terms after the first renewal term shall be subject to the parties agreeing upon and BIO-RAD meeting annual sales goals with respect to BIO-RAD Systems and Kits which annual sales goals shall be negotiated in good faith by the parties prior to the commencement of each such renewal term.

     8.2  Termination for Breach. This Agreement may be terminated by either
          ----------------------
party by written notice effective immediately if the other party breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given written notice thereof stating the nonbreaching party's intent to terminate. Without limiting the foregoing, either party may terminate portions of this Agreement pursuant to Section 12.14.

     8.3  Termination for Failure to Commercialize. Beginning [**] years
          ----------------------------------------
after availability of the Luminex100 System, if at any time BIO-RAD is not marketing, selling or distributing one or more Kits for an application within each of the Fields, LUMINEX may terminate the Agreement with respect to those Fields in which BIO-RAD is not marketing, selling or distributing by written notice to BIO-RAD. In the event of such termination under this Section 8.3, the Advance shall become non-refundable. If BIO-RAD has not made commercially available Kits incorporating Magnetic Beads in each of the Fields within [**] years of the Effective Date plus any extension of time necessary to produce Magnetic Beads reasonably acceptable to BIO-RAD, LUMINEX may terminate [**] by written notice to BIO-RAD.

     8.4  Effect of Termination. BIO-RAD may sell BIO-RAD Systems existing in
          ---------------------
its inventory as of the effective date of termination of this Agreement, and procure LUMINEX 100 Systems for orders for BIO-RAD Systems existing as of the effective date of termination, for a period of ninety (90) days after the effective date of such termination. LUMINEX agrees to supply Standard Beads to BIO-RAD and/or to process Magnetic Beads for a period of five (5) years after any termination or expiration of this Agreement other than termination by LUMINEX pursuant to Section 8.2. The parties agree to negotiate in good faith an extension of such commitment after the expiration of such five (5) year period.

     8.5  Return of Materials. Within thirty (30) days after the effective date
          -------------------
of termination of this Agreement, BIO-RAD shall at LUMINEX's option destroy LUMINEX's Confidential Information provided to BIO-RAD, and provide written certification of such destruction, or prepare such LUMINEX Confidential Information for shipment

------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

to LUMINEX or LUMINEX's designee, as LUMINEX may direct, at LUMINEX's expense. BIO-RAD shall not make or retain any copies of any LUMINEX Confidential Information which may have been entrusted to it except for one (1) archival copy.

     8.6  Survival. It is understood that termination of this Agreement shall
          --------
not relieve a party from any liability which, at the time of such termination, has already accrued to the other party. The provisions of Sections 3.1, 3.5, 3.6, 3.7, 4.1, the first sentence of 4.2, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10,
4.11, 4.12, 4.13, 4.14 and 4.15 and the last sentence of Section 4.3 hereof shall survive with respect to Beads supplied during the five year period set forth in Section 8.4. In addition, the following provisions shall survive any expiration or termination of this Agreement: Articles 6, 7, 9, 10 (for a period of five years after expiration of the period set forth in Section 8.4), 11, and 12, and Sections 3.4, 3.5, 3.6, 3.8, 4.10, 4.13, 5.3, 8.4, 8.5, and 8.6. Except
as otherwise expressly provided in this Article 8, all other rights and obligations of the parties shall terminate upon termination of this Agreement. End User Licenses shall survive expiration or termination of this Agreement.

                                   ARTICLE 9
                              LUMINEX TRADEMARKS
                              ------------------

     9.1  Trademarks.  All BIO-RAD Systems, Luminex100 Systems and Kits will be
          ----------
branded with LUMINEX's Trademarks in a manner to be mutually agreed upon in writing. Subject to the provisions of this Article 9, during the term of this Agreement, BIO-RAD shall have the right to indicate to the public that the Kits contain Standard Beads or Magnetic Beads, and to advertise the Standard Beads or Magnetic Beads as incorporated into the Kits under the trademarks, marks, and trade names of LUMINEX set forth in Exhibit D, as same may be amended in writing by LUMINEX from time to time ("LUMINEX's Trademarks"), subject to LUMINEX's prior inspection and written approval of the Kits, BIO-RAD Systems and Luminex100 Systems in which the LUMINEX Trademarks are attached. In addition, BIO-RAD shall affix and display LUMINEX's Trademarks, which may be subordinate to BIO-RAD's product trademark or trademarks, on the external casing, packaging and labeling of Kits in a manner approved in writing by LUMINEX. All representations of LUMINEX's Trademarks that BIO-RAD intends to use shall first be submitted to LUMINEX for approval (which shall not be unreasonably withheld) of design, color and other details, or shall be exact copies of those used by LUMINEX. BIO-RAD shall fully comply with all guidelines, if any, communicated by LUMINEX concerning the use of LUMINEX's Trademarks. LUMINEX may modify any LUMINEX Trademarks, or substitute an alternative mark for any LUMINEX Trademark upon sixty (60) days prior notice to BIO-RAD; provided that BIO-RAD shall not be obligated to modify catalogs until the next scheduled update to the catalog unless LUMINEX pays the incremental cost of making the modification in advance of the next scheduled release. BIO-RAD shall not incur any such incremental cost without LUMINEX's prior written approval of such cost.

     9.2  Use. Except as otherwise expressly agreed in writing, BIO-RAD shall
          ---
not alter or remove any of LUMINEX's Trademarks affixed to or otherwise contained on or within the Luminex100 System. Except as set forth in this
Article 9, nothing contained in this Agreement shall grant or shall be deemed to grant to BIO-RAD any right, title or interest in or to LUMINEX's Trademarks. All uses of LUMINEX's Trademarks will inure solely to LUMINEX, BIO-RAD shall obtain no rights with respect to any of LUMINEX's Trademarks, other than as expressly set forth herein, and BIO-RAD irrevocably assigns to LUMINEX all such right, title and interest, if any, in any of LUMINEX's Trademarks. At no time during the term of this Agreement or the period of supply set forth in Section 8.4 shall BIO-RAD challenge or assist others to challenge the No Challenge Trademarks (except to the extent expressly required by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to the No Challenge Trademarks. For purposes of this Section 9.2, "No Challenge Trademarks" shall mean the marks listed on Exhibit D at the Effective Date and such other marks as Luminex adds to Exhibit D pursuant to
Section 9.1, provided that the inclusion of such additional marks within the definition of No Challenge Marks shall be subject to the approval of BIO-RAD which approval shall not be unreasonably withheld. Upon termination of this Agreement, BIO-RAD shall immediately cease to use all LUMINEX's Trademarks and any listing by BIO-RAD of LUMINEX's name in any telephone book, directory, public record or elsewhere, shall be removed by BIO-RAD as soon as possible, but in any event not later than the subsequent issue of such publication;

provided, however, that the foregoing shall not apply to any stock of brochures or products existing at the time of such termination.

     9.3   Registered User Agreements. At LUMINEX's option and expense, LUMINEX
           --------------------------
and BIO-RAD shall enter into registered user agreements with respect to the LUMINEX's Trademarks pursuant to applicable trademark law requirements worldwide. BIO-RAD shall be responsible for proper filing of the registered user agreement with government authorities worldwide. The parties shall share equally all costs or fees associated with such filing.

                                  ARTICLE 10
                                CONFIDENTIALITY
                                ---------------

     10.1  Confidential Information. Each party may from time to time disclose
           ------------------------
to the other party, or such other party may otherwise learn, Confidential Information. As used herein, "Confidential Information" shall mean any information which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the disclosing party at the time of such disclosure. Notwithstanding the foregoing or anything herein to the contrary, Confidential Information shall not include any information that, in each case as demonstrated by written documentation: (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; (iv) was subsequently lawfully disclosed to the receiving party by a person other than the disclosing party; or (v) can be shown by the receiving party to have been independently developed thereby.

     10.2  Confidentiality.  Each party agrees to hold and maintain in strict
           ---------------
confidence all Confidential Information. Each party further agrees not to disclose any Confidential Information except to those employees and consultants who have a need to know and provided that each person to whom Confidential Information is disclosed agrees to be bound by the same terms regarding the disclosure and use of Confidential Information as set forth in this Article 10. Without limiting the foregoing, neither party shall use Confidential Information except as permitted by this Agreement, or as may be necessary to exercise its rights or perform its obligations under this Agreement. Nothing contained in this Article 10 shall prevent either party from disclosing any Confidential Information as is required by law or regulation to be disclosed; provided, however, that the party disclosing Confidential Information under such a duty to disclose has provided written notice to the other party promptly upon receiving notice of such requirement in order to enable such other party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

     10.3  Review of Publication. As soon as is practicable prior to the oral
           ---------------------
public disclosure, and prior to the submission to any outside person for public dissemination of a manuscript describing the scientific data with respect to Standard Beads or Magnetic Beads, in each case to the extent the contents of the oral disclosure or manuscript have not been previously disclosed pursuant to this Section 10.3 before such proposed disclosure, BIO-RAD shall disclose to LUMINEX the disclosure or manuscript to be made or submitted, and shall allow LUMINEX at least thirty (30) days to determine whether such disclosure or manuscript contains subject matter for which patent protection should be sought prior to publication or which LUMINEX reasonably believes should be modified to avoid (i) disclosure of information of a confidential or proprietary nature, or
(ii) regulatory or other similar problems.

           (a)  Publication Rights. After the expiration of thirty (30) days
                ------------------
from the date of mailing such disclosure or manuscript, unless BIO-RAD has received the written notice specified below, BIO-RAD shall be free to submit such manuscript for publication or make the oral disclosure.

           (b)  Delay of Publication. Prior to the expiration of the thirty (30)
                --------------------
day period specified in Section 10.3(a) above, LUMINEX may notify BIO-RAD in writing of its determination that such oral presentation or manuscript contains confidential or objectionable material or material that consists of patentable subject matter for which patent protection should be sought. If so notified, BIO-RAD shall withhold its proposed public disclosure and the parties shall mutually consult in good faith to determine the best course of action to take in order to modify the disclosure or to obtain patent protection. After resolution of the confidentiality, regulatory or other issues, including without limitation the filing of a patent application, to both parties' reasonable satisfaction, BIO-RAD shall be free to submit the manuscript and/or make its public oral disclosure.

                                  ARTICLE 11
                     INTELLECTUAL PROPERTY INDEMNIFICATION
                     -------------------------------------

     11.1  LUMINEX Indemnity.  LUMINEX shall defend and/or settle any claim,
           -----------------
complaint, suit, proceeding or cause of action (collectively and individually referred to as a "Claim") brought against BIO-RAD by a third party for infringement of any third party copyright, trademark, trade secret or patent by the Standard Beads or Luminex100 System, each as delivered by LUMINEX hereunder, subject to the requirements of Section 11.2 below. LUMINEX shall pay [**] amounts finally awarded against BIO-RAD (including reasonable attorneys' fees and court costs) together with any costs of End Users or purchasers of the BIO-RAD System to the extent specifically included under Section 11.4 below, in each event only to the extent attributable to such Claim. Notwithstanding the provisions of this Section 11.1, LUMINEX will not have any obligation under this
Article 11 to the extent a Claim for infringement is based upon (i) modified Standard Beads or Luminex100 System if such infringement would have been avoided by use of the Standard Beads or Luminex100 System as provided by LUMINEX (unless such modifications are made by LUMINEX), (ii) use of the Standard Beads or Luminex100 System in applications or for purposes other than for which the same were intended within the Fields, or (iii) completed products or equipment or any assembly, combination, method or process in which the Standard Beads or Luminex100 System are used, to the extent the infringement would not have resulted if the Standard Beads and Luminex100 System were not incorporated into the BIO-RAD System. It is understood and agreed that if the use of the Luminex100 System would infringe a third party patent if used with Standard Beads bound to any analyte generally, the Claim of infringement would be included as part of LUMINEX's indemnification obligations under this Section 11.1.

     11.2  BIO-RAD Indemnity. At LUMINEX's written request, BIO-RAD shall defend
           -----------------
and/or settle any claim, complaint, suit, proceeding or cause of action (collectively and individually referred to as a "Claim") brought against LUMINEX by a third party for infringement of any third party copyright, trademark, trade secret or patent by the (i) the BIO-RAD System except to the extent such Claim is covered under Section 11.1 above, (ii) any Kit or assay sold by BIO-RAD for use with the BIO-RAD System or Luminex100 System except to the extent such Claim is covered under Section 11.1 above, or (iii) the manufacture or use of any of the items set forth in (i) or (ii) above, subject to the requirements of Section
11.2 below. BIO-RAD shall pay all resulting damages or settlement amounts finally awarded against LUMINEX (including reasonable attorneys' fees and court costs) to the extent attributable to such Claim.

     11.3  Indemnification Procedure. The indemnified party shall (i) promptly
           -------------------------
notify the indemnifying party of each Claim, provided that the indemnifying party shall only be excused from its indemnification obligations due to delay in notice if and to the extent the indemnifying party is prejudiced by such delay,
(ii) provide the indemnifying party with sole control over the defense and/or settlement thereof, and (iii) at the indemnifying party's request and expense, provide full information and reasonable assistance to the indemnifying party with respect to such Claims.

     11.4  Alternatives. Without limiting Section 11.1 above, if the Standard
           ------------
Beads or Luminex100 System are or in LUMINEX' reasonable judgment may become subject of any Claim of infringement of third party intellectual property rights, or if a court determines that the Standard Beads or Luminex100 System infringe any third party intellectual property rights, LUMINEX, at its option and expense, may (i) procure for BIO-RAD the right under such third party intellectual property rights to use the Standard Beads or Luminex100 System in accordance with the terms and conditions of this Agreement; or (ii) replace the Standard Beads or Luminex100 System with other suitable noninfringing product having functionality substantially the same as the Standard Beads or Luminex100 System so

------------
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

replaced; or (iii) modify the Standard Beads or Luminex100 System to make the same noninfringing provided they have substantially the same functionality as the unmodified Standard Beads and Luminex100 System; or (iv) in the event (i),
(ii) or (iii) above are not commercially reasonable in LUMINEX's judgment, terminate BIO-RAD's distribution rights with respect to the infringing subject matter and at LUMINEX's option require that BIO-RAD remove the Standard Beads and/or Luminex100 System or portion thereof from use. If LUMINEX requires removal of Standard Beads and/or Luminex100 Systems, the costs of removal from use of End Users or other purchasers of the BIO-RAD System shall be at LUMINEX's expense, provided that BIO-RAD shall not incur any such costs without first obtaining LUMINEX's prior written approval.

     11.5  Entire Liability. THE FOREGOING PROVISIONS OF THIS ARTICLE 11 STATE
           ----------------
THE ENTIRE LIABILITY AND OBLIGATIONS OF LUMINEX AND THE EXCLUSIVE REMEDY OF BIO-RAD WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENT RIGHTS, TRADE SECRETS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS WITH RESPECT TO THE STANDARD BEADS, MAGNETIC BEADS OR LUMINEX100 SYSTEM.

                                  ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

     12.1  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
           -------------
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES AND THE STATE OF CALIFORNIA WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES AND EXCLUDING THE 1980 U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

     12.2  Disputes.  If LUMINEX and BIO-RAD, are unable to resolve any dispute
           --------
between them, either LUMINEX or BIO-RAD may, by written notice to the other, have such dispute referred to the Chief Executive Officers (or equivalent) of LUMINEX and BIO-RAD Vice-President Diagnostics Group, for attempted resolution by good faith negotiations within fourteen (14) days after such notice is received. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by telephone, within three (3) days and at times within the period stated above offered by the designated officer of BIO-RAD to the designated officer of LUMINEX for consideration. If the parties are unable to resolve such dispute in accordance with the aforementioned procedure or within such fourteen (14) day period, either party shall have the right to pursue any and all other remedies available to such party.

     12.3  Jurisdiction; Venue.  All disputes arising out of or related to this
           -------------------
Agreement, except disputes arising under Section 3.3(b) or Section 4.16 which will be subject to arbitration pursuant to Section 12.5 below) will be subject to the exclusive jurisdiction and venue of the California state courts of Contra Costa County (or, if there is exclusive federal jurisdiction, the Northern District Court of California), and the parties consent to the personal and exclusive jurisdiction of these courts.

     12.4  Indemnity. Except for warranty claims for which LUMINEX is liable
           ---------
under Article 7 and infringement claims covered by Section 11.1, and claims to the extent directly resulting from LUMINEX's negligence or willful misconduct, BIO-RAD agrees to indemnify and hold LUMINEX, its officers, directors, employees and agents harmless from and against any cost, loss, damages, liability or expense (including attorneys' fees) arising out of third party claims brought against LUMINEX, its officers, directors, employees or agents relating to use or distribution by BIO-RAD of the Standard Beads, Magnetic Beads, BIO-RAD Systems or Luminex100 Systems.

     12.5  Arbitration. Any dispute, controversy or claim arising out of Section
           -----------
3.3 or the establishment of royalties under Section 4.16(c) shall be settled by binding arbitration in the manner described in this Section 12.5. The arbitration shall be conducted pursuant to the Commercial Rules and Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association then in effect. Notwithstanding those rules, the following provisions shall apply to the arbitration hereunder:

           (a)  Arbitrators. The arbitration shall be conducted by a single
                -----------
arbitrator; provided that at the request of either party, the arbitration shall be conducted by a panel of three (3) arbitrators, with one (1) arbitrator chosen by each of BIO-RAD and LUMINEX and the third appointed by the other two (2) arbitrators. If the parties are unable to agree upon a single arbitrator, or the third arbitrator in case of a panel of three (3), such single or third arbitrator (as the case may be) shall be appointed in accordance with the rules of the American Arbitration Association. In any event, the arbitrator or arbitrators selected in accordance with this Section 12.5 are referred to herein as the "Panel." With respect to disputes arising under Section 3.3(b) or the establishment of royalties due under Section 4.16(c), the arbitrators shall be independent experts in the in vitro diagnostics industry.
                           --------

           (b)  Proceedings. The parties and the arbitrators shall use their
                -----------
best efforts to complete the arbitration within sixty (60) days after the appointment of the Panel under Section 12.5(a) above. The Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Section 12.5 shall be governed by the U.S. Federal Arbitration Act. The proceeding shall take place in Contra Costa County, California. The fees of the Panel shall be shared equally by the parties. Neither party shall initiate an arbitration hereunder unless it has attempted to resolve the matter in accordance with Section 12.1 above.

     12.6  Force Majeure. Except with respect to payment obligations,
           -------------
nonperformance of any party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts, orders or restrictions, or other similar causes beyond the reasonable control of the nonperforming party.

     12.7  Assignment. BIO-RAD's rights and obligations under this Agreement may
           ----------
not be assigned or otherwise transferred to a third party without the prior written consent of LUMINEX which approval shall not be unreasonably withheld. LUMINEX may assign or otherwise transfer its rights and obligations under this Agreement without BIO-RAD's prior consent to a successor-in-interest to all or substantially all of the business or assets of LUMINEX pertaining to the subject matter hereof whether by merger, reorganization, asset sale or otherwise. Any attempted assignment by BIO-RAD in violation of this Section 12.7 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Notwithstanding the foregoing provisions of this Section 12.7 or any other provision of this Agreement, in no event shall BIO-RAD gain any rights whatsoever in an or to any product, technology, invention or other intellectual property (i) that was conceived, developed or reduced to practice by any successor-in-interest to the business or assets of LUMINEX pertaining to the subject matter hereof prior to or after the effective date of the assignment or other transfer of LUMINEX's business or assets pertaining to the subject matter hereof ("Transfer"). It is further understood and agreed that the provisions of
Section 3.2 shall not apply to any Acquiror of LUMINEX with respect to products, technologies, inventions or other intellectual property other than the Luminex100 System and Beads as they exist at the effective date of the Transfer.

     12.8  Notices. Any notice or report required or permitted to be given or
           -------
made under this Agreement by either party shall be in writing and delivered to the other party at its address indicated below (or to such other address as a party may specify by notice hereunder) by courier or by registered or certified airmail, postage prepaid, or by facsimile; provided, however, that all facsimile notices shall be promptly confirmed, in writing, by registered or certified airmail, postage prepaid. All notices shall be effective as of the date received by the addressee.

     If to LUMINEX:      Luminex Corporation
                         12212 Technology Boulevard
                         Austin, Texas 78727
                         Attention:  General Counsel
                         Fax:  (512) 258-4173

     If to BIO-RAD:           Bio-Rad Laboratories, Inc.
                              Corporate Offices
                              1000 Alfred Nobel Drive
                              Hercules, California 94547
                              Attention:  General Counsel
                              Fax: (510) 741-5815

                              with a copy to:
                              Bio-Rad Laboratories, Inc. Diagnostics Group
                              4000 Alfred Nobel Drive
                              Hercules, California 94547
                              Attention:  Vice-President, Diagnostics Group
                              Fax: (510) 741-6499

     12.9   Limitation of Liability. Except as otherwise expressly provided here
            -----------------------
in, neither party's liability arising out of this Agreement and/or the sale of Standard Beads, Magnetic Beads and sale of Luminex100 Systems shall exceed to the total amount paid by BIO-RAD to LUMINEX hereunder. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO LIABILITY OF BIO-RAD ARISING UNDER LIABILITY OF LUMINEX ARISING UNDER ARTICLE 10 OR SECTION 3.2, 3.3 OR 11.1, provided, however, that with respect to liability of LUMINEX arising under
--------- -------
Section 3.3, such liability shall not exceed the lower of (a) [**]
($[**]) dollars, or (b) ten times the total amount paid by BIO-RAD to LUMINEX hereunder.

     12.10  Confidential Terms. Except as expressly provided herein, each party
            ------------------
agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except to prospective investors and to such party's accountants, attorneys and other professional advisors or as required by securities or other applicable laws, in which case the disclosing party shall seek confidential treatment to the extent available.

     12.11  Foreign Corrupt Practices Act. In conformity with the United States
            -----------------------------
Foreign Corrupt Practices Act and BIO-RAD and its employees and agents shall not directly or indirectly make any offer, payment, or promise to pay; authorize payment; nor offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing any act or decision of an official of any government (including a decision not to act) or inducing such a person to use his or her influence to affect any such governmental act or decision in order to assist LUMINEX in obtaining, retaining or directing any such business.

     12.12  Export Control. BIO-RAD further understands and acknowledges that
            --------------
LUMINEX is subject to regulation by agencies of the United States, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of LUMINEX to provide the Standard Beads, Magnetic Beads or Luminex100 System, as well as any other technical information or assistance shall be subject in all respects to such laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including without limitation the U.S. Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the U.S. Department of Commerce, Bureau of Export Administration. BIO-RAD agrees to cooperate with LUMINEX including without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. BIO-RAD agrees that it will

--------------
[**]   Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

comply with the U.S. Export Administration Regulations and other laws and regulations governing exports in effect from time to time. BIO-RAD further agrees not to knowingly provide Standard Beads, Magnetic Beads, Luminex100 Systems or BIO-RAD Systems to any organization, public or private, which engages in the research or production of military devices, armaments, or any instruments of warfare, including biological, chemical and nuclear warfare.

     12.13  Headings. Headings included herein are for convenience only, do not
            --------
form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

     12.14  Non-Waiver. Any waiver of the terms and conditions hereof must be
            ----------
explicitly in writing. The waiver by either of the parties of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

     12.15  Severability. Should any section, or portion thereof, of this
            ------------
Agreement be held invalid by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, either party may terminate this Agreement by written notice to the other party within thirty (30) days after such holding. If this Agreement is not so terminated, such section or portion thereof shall be validly reformed so as to approximate the intent of the parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction, but the Agreement shall not otherwise be affected.

     12.16  Independent Contractors. The relationship of BIO-RAD and LUMINEX
            -----------------------
established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between BIO-RAD and LUMINEX. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

     12.17  Entire Agreement. The terms and provisions contained in the
            ----------------
Agreement, including the Exhibits hereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party effecting the sale of Standard Beads, Magnetic Beads or sale of Luminex100 Systems. No agreement or understanding varying or extending this Agreement shall be binding upon either party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

     12.18  Counterparts. This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

BIO-RAD LABORATORIES, INC.                     LUMINEX CORPORATION

By: /s/ Sanford S. Wadler                      By: /s/ Mark Chandler
   -----------------------------                  -----------------------------

Name:  Sanford S. Wadler                       Name:  Mark Chandler
      --------------------------                    ---------------------------

Title: Vice President and General Counsel      Title: Chairman & CEO
      -----------------------------------            --------------------------

                                   EXHIBIT A
                                    FIELDS

1.  "Field One" means [**]
     ---------


2.  "Field Two" means [**]
     ---------


3.  "Field Three" means [**]
     -----------


4.  "Field Four" means [**]
     ----------

BIO-RAD may add, [**] an additional [**] analytes (either DNA or protein) to each Field listed above which analytes are not included within the the Field definitions at the Effective Date. The foregoing, right is exercisable by written notice to LUMINEX of the analytes. In addition, BIO-RAD may expand each Field listed above by an additional [**] analytes (either DNA or protein) by written notice of such additional analytes and payment to LUMINEX of [**] Dollars [**] per Field so expanded.

_________
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                   EXHIBIT B
                               END USER LICENSES


Label/Sticker for Luminex 100 System:

          No rights or licenses under any of Luminex's patents are granted by or shall be implied from the sale of this unit of Luminex100 instrumentation or license of Luminex software to you, the purchaser, and you do not receive any right under Luminex's patent rights by virtue of your purchase of Luminex100 instrumentation or license of Luminex software. You agree that the Luminex100 instrumentation and Luminex software are sold only for use with fluorescently labeled microsphere beads authorized by Luminex and you may obtain a royalty-free license under Luminex's patents, if any, to use this unit of Luminex100 instrumentation with fluorescently labeled microsphere beads authorized by Luminex by registering this unit of Luminex100 instrumentation with Luminex in accordance with the instructions accompanying the Luminex100 instrumentation.


     Label License/Sticker for Kit:

     By purchasing this Kit, which contains fluorescently labeled microsphere beads authorized by Luminex, you, the customer, acquire the right under Luminex's patent rights, if any, to use this Kit or any portion of this Kit, including without limitation the microsphere beads contained herein, only with Luminex's laser based fluorescent analytical test instrumentation marketed under the name Luminex100.



           End-User License Agreement (EULA) for Luminex100(TM) Operating System

          This Luminex End-User License Agreement ("EULA") is a legal agreement between you (either an individual or a single entity) the end-user and Luminex Corporation ("Luminex") regarding the use of the Luminex software product identified above, which includes computer software and online or electronic documentation and may include associated media and printed materials (if any) ("SOFTWARE PRODUCT" or "SOFTWARE"). By clicking on the button below labeled "Accept", you represent that you have read, understand and agree to be bound by the terms of this EULA. If you do not agree to be bound by the terms of this EULA, please click on the button below labeled "Decline". If you do not agree to be bound by the terms of this EULA, you are not authorized to use the SOFTWARE PRODUCT and shall discontinue use immediately. Any unauthorized use is a violation of the law and acts as a total nullification of all warranties.


     The SOFTWARE PRODUCT is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The SOFTWARE PRODUCT is licensed, not sold.


1. GRANT OF LICENSE. Subject to the terms and conditions of this EULA, Luminex hereby grants to you a nonexclusive, nontransferable, nonassignable license (without right to sublicense) under Luminex's copyrights and trade secrets to use the SOFTWARE PRODUCT on a hardware platform purchased from Luminex pursuant to Luminex's terms and conditions of sale. You may make one (1) copy of the SOFTWARE PRODUCT for backup or archival purposes only. Although no rights or licenses under any of Luminex's patents are granted by or shall be implied from the license of the SOFTWARE or the sale of Luminex100 instrumentation to you, the purchaser, you may obtain a license under Luminex's patents, if any, to use this unit of Luminex100 instrumentation with fluorescently labeled microsphere beads authorized by Luminex by purchasing such beads from Luminex or an authorized Luminex reseller.

2.  RESTRICTIONS.


 .   You must maintain all proprietary notices on all copies of the SOFTWARE
    PRODUCT.


 .   You may not distribute copies of the SOFTWARE PRODUCT to third parties.


 .   You may not reverse-engineer, decompile, disassemble, or otherwise attempt to derive source code from the SOFTWARE PRODUCT.


 .   You may not copy (other than one backup or archival copy), distribute, sublicense, rent, lease, transfer or grant any rights in or to all or any portion of the SOFTWARE PRODUCT.


 .   You must comply with all applicable laws regarding the use of the SOFTWARE
    PRODUCT.


 .   You may not modify or prepare derivative works of the SOFTWARE PRODUCT.


 .   You may not use the SOFTWARE PRODUCT in a computer-based service business or publicly display visual output of the SOFTWARE PRODUCT.


 .   You may not transmit the SOFTWARE PRODUCT over a network, by telephone, or electronically by any means.


3. TERM AND TERMINATION. Your rights under this EULA are effective until termination. You may terminate this EULA at any time by destroying the SOFTWARE PRODUCT, including all computer programs and documentation, and erasing any copies residing on your computer equipment. Luminex may terminate this EULA upon thirty (30) days written notice to you. Your rights under this EULA automatically terminate without further action on the part of Luminex if you do not comply with any of the terms or conditions of this EULA. Upon any termination of this EULA, you agree to destroy the SOFTWARE PRODUCT and erase any copies residing on your computer equipment.


4. RIGHTS IN SOFTWARE. All rights and title in and to the SOFTWARE PRODUCT and any copies thereof are owned by Luminex or its suppliers. This EULA is not a sale and does not transfer to you any title or ownership interest in or to the SOFTWARE or any patent, copyright, trade secret, trade name, trademark or other intellectual property right therein. You shall not remove, alter, or obscure any proprietary notices contained on or within the SOFTWARE and shall reproduce such notices on any back-up copy of the SOFTWARE. All title and intellectual property rights in and to the content which may be accessed through use of the SOFTWARE PRODUCT is the property of the respective content owner and may be protected by applicable copyright or other intellectual property laws and treaties. This EULA grants you no rights to use such content.


5. EXPORT RESTRICTIONS. You agree that you will not export or re-export the SOFTWARE PRODUCT to any country, person, entity, or end-user subject to U.S.A. export restrictions. You hereby warrant no state or federal agency has suspended, revoked, or denied your export privileges.


6. NO WARRANTY. THE SOFTWARE PRODUCT IS LICENSED "AS IS." ANY USE OF THE SOFTWARE PRODUCT IS AT YOUR OWN RISK. THE SOFTWARE PRODUCT IS PROVIDED FOR USE ONLY WITH LUMINEX PRODUCTS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LUMINEX AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

7. LIMITATION OF LIABILITY. IN NO EVENT SHALL LUMINEX OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE PRODUCT, EVEN IF LUMINEX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


8. MISCELLANEOUS. This EULA is governed by the laws of the State of Texas, U.S.A., without reference to conflicts of laws principles. You shall not assign or sublicense or otherwise transfer the rights or license granted hereunder, by agreement or by operation of law, without the prior written consent of Luminex, and all assignments in violation of this prohibition shall be null and void. This EULA is the complete and exclusive agreement of Luminex and you and supersedes all other communications, oral or written, relating to the subject matter hereof. No change to this EULA shall be valid unless in writing and signed by the party against whom enforcement is sought. The waiver or failure of Luminex or you to exercise in any respect any right or rights provided for herein shall not be deemed a waiver of any further right hereunder. If any provision of this EULA is held unenforceable, the remainder of this EULA will continue in full force and effect.

                                   EXHIBIT C
                               LIMITED WARRANTY


     1.   Limited Warranty. LUMINEX warrants to BIO-RAD that for one year from
          ----------------
delivery to an End User, but no more than fifteen (15) months from delivery to BIO-RAD, the Standard Beads and the Luminex100 System (for purposes of this Exhibit C, each of the Standard Beads and Luminex100 System is referred to as a "Product") substantially conform to LUMINEX's published functional specifications therefor, subject to use in accordance with documentation provided by LUMINEX that accompanies such Product, including but not limited to the instructions-for-use; provided, that LUMINEX is reasonably satisfied that the claimed nonconformities actually exist and were not caused by unusual physical or electrical stress, misuse, neglect, alteration, improper installation, unauthorized repair or improper testing. Notwithstanding the foregoing, the warranty provided herein specifically excludes any software or hardware not provided by LUMINEX. Subject to LUMINEX's warranty return policies for Product set forth in paragraph 2 below, LUMINEX's sole liability and BIO-RAD's exclusive remedy for breach of the foregoing warranty, shall be at LUMINEX's option, repair or replacement of the Product with a conforming Product or refund of a percentage of the fee paid by BIO-RAD for the Product which percentage would be computed based on prior usage. Except as otherwise expressly set forth in this Agreement, LUMINEX MAKES NO OTHER WARRANTIES OR CONDITION WITH RESPECT TO THE PRODUCT, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITION OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

     Warranty Return Policies. In the event that a Product fails to conform to
     ------------------------
the warranty set forth in paragraph 1 above, during the warranty period (i) BIO-RAD shall notify LUMINEX in a timely manner in writing that such Product failed to conform and shall furnish a detailed explanation of any alleged nonconformity; and (ii) at LUMINEX's option and election, BIO-RAD shall return such nonconforming Product to LUMINEX F.O.B. (U.C.C.) LUMINEX's manufacturing facility or destroy such Product and provide LUMINEX with written certification of destruction. Except as expressly provided in this paragraph, BIO-RAD would not have the right to return a Product to LUMINEX without LUMINEX's prior written consent.

                                   EXHIBIT D
                                  TRADEMARKS

     Luminex

     Luminex100

                                   EXHIBIT E

                           LUMINEX100 SYSTEM PRICING
                           -------------------------



Product
Number                   Item Description
------                   ----------------

51-00001             Luminex100 System                     [**]
                                [**]


This Luminex100 Purchase Price will be effective during the first [**] years of this Agreement, after which time LUMINEX may, at its option, increase the Luminex100 Purchase Price effective on [**] days written notice to BIO-
RAD, provided that such increases may occur no more frequently than once per year. Any increase in the Luminex100 Purchase Price shall be effective for all Luminex100 Systems ordered after such notice.

_____________
[**] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.